UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2020

VAREX IMAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37860	81-3434516
(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 972-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a series of measures to better enable the Company to weather the extraordinary business challenges associated with the COVID-19 global pandemic, on April 10, 2020, Varex Imaging Corporation (the “Company”) approved the following proactive measures:

•	Sunny S. Sanyal, the Company’s President and Chief Executive Officer, will take a temporary reduction of approximately 30% of his base salary from May 4, 2020 to September 25, 2020.

•	Each of the Company’s other Named Executive Officers (other than Verhoef who is party to a transition agreement) and other Vice Presidents and Senior Vice Presidents will take a temporary reduction of approximately 20% of his or her base salary from May 4, 2020 to September 25, 2020.

•	The annual cash retainer applicable to all non-employee directors will be reduced in the second half of the Company’s fiscal year 2020 by 30%.

The reductions mentioned above will not modify the rights that the individuals may have with respect to the calculation of any annual or long-term incentive awards or other benefits.

Item 7.01	Regulation FD Disclosure.

Also on April 10, 2020, the Company determined to implement the following additional measures:

•	Each of the Company’s director-level employees will take a temporary reduction of approximately 15% of his or her base salary from May 4, 2020 to September 25, 2020, each other U.S. employee not directly related to the production of the Company’s products will take two weeks unpaid time prior to the end of the Company’s fiscal year 2020.

•	The Company has determined to further reduce expenses through a combination of (1) the furlough of a portion of its U.S. employees that are not directly related to the production of the Company’s products (approximately 5% of its total U.S. workforce) for a period of up to three months, and (2) salary reductions for certain employees. During any period of furlough, the Company will continue to pay benefits to support impacted personnel. In the United States, furloughed employees should be eligible for unemployment insurance as well as other government relief programs where available.

•	The Company has determined to temporarily suspend the company match under its 401(k) program.

During any unpaid time, the Company will continue to pay benefits to support impacted personnel. The reductions mentioned above will not modify the rights that the individuals may have with respect to the calculation of any annual or long-term incentive awards or other benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: April 16, 2020	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary